UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 7, 2016

MarketAxess Holdings Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34091	52-2230784
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

299 Park Avenue

New York, New York 10171

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (212) 813-6000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

On June 7, 2016, MarketAxess Holdings Inc. (the “Company”) held its 2016 Annual Meeting of Stockholders (the “2016 Annual Meeting”). A total of 35,086,533 shares of common stock were present or represented by proxy at the 2016 Annual Meeting, representing 94.53% of the issued and outstanding shares entitled to vote at the meeting. The proposals voted upon and the final results of the vote were as follows:

Proposal 1 — Election of Directors. The results were as follows:

Director	For	Against	Abstain	Broker Non-Votes
Richard M. McVey	33,165,160	151,444	12,607	1,757,322
Steven L. Begleiter	33,270,544	43,165	15,502	1,757,322
Stephen P. Casper	33,241,898	71,873	15,440	1,757,322
Jane Chwick	33,297,798	18,001	13,412	1,757,322
William F. Cruger	33,295,399	20,345	13,467	1,757,322
David G. Gomach	33,223,147	92,651	13,413	1,757,322
Carlos M. Hernandez	30,832,473	2,483,325	13,413	1,757,322
Ronald M. Hersch	33,103,469	212,329	13,413	1,757,322
John Steinhardt	33,123,313	192,474	13,424	1,757,322
James J. Sullivan	33,298,049	17,738	13,424	1,757,322

Proposal 2 — Ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2016. The results were as follows:

For	Against	Abstain
34,896,145	154,737	35,651

Proposal 3 — Advisory vote on the compensation of the Company’s named executive officers as disclosed in the proxy statement pursuant to the SEC’s compensation disclosure rules (referred to as the “say-on-pay” proposal). The results were as follows:

For	Against	Abstain	Broker Non-Votes
32,553,136	759,375	16,700	1,757,322

Proposal 4 — Vote to approve the adoption of an amendment and restatement of the MarketAxess Holdings, Inc. 2012 Incentive Plan and the performance criteria used in setting performance goals for awards thereunder intended to be performance-based under Code Section 162(m).

For	Against	Abstain	Broker Non-Votes
32,612,708	697,502	19,001	1,757,322

Proposal 5 — Vote to approve the adoption of the MarketAxess Holdings, Inc. 2016 Code Section 162(m) Executive Performance Incentive Plan and the performance criteria used in setting performance goals thereunder.

For	Against	Abstain	Broker Non-Votes
33,088,034	222,103	19,074	1,757,322

For more information on the 2016 Annual Meeting and the foregoing proposals, see the Company’s proxy statement dated April 25, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARKETAXESS HOLDINGS INC.

Date: June 9, 2016	By:	/s/ Richard M. McVey
	Name:	Richard M. McVey
	Title:	Chief Executive Officer

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